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                                                            Exhibit 4.1(b)


                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ATMI HOLDINGS, INC.



     ATMI HOLDINGS, INC. (the "Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

     FIRST: That the Certificate of Incorporation of the Corporation (the "Certificate") was filed with the Secretary of State on April 7, 1997 under the name ATMI Holdings, Inc.; and

     SECOND: That, pursuant to the provisions of Section 242(b) of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate, declared the proposed amendment to be advisable and directed that it be submitted to the sole stockholder of the Corporation for its approval; and

     THIRD: That thereafter, pursuant to the provisions of Section 242(b) of the General Corporation Law, the sole stockholder of the Corporation by affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote thereon, such Common Stock being the only class of the Corporation's stock entitled to vote thereon, duly adopted the following resolution setting forth the proposed amendment:

             RESOLVED, that the Certificate be, and it hereby is amended by changing Article I thereof to read as follows:


                                   ARTICLE I

                                      Name
                                      ----

            The name of the corporation is:  ATMI, Inc.


     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.
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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 23rd day of September, 1997.


                                  ATMI HOLDINGS, INC.


                                  By:  /s/ Daniel P. Sharkey
                                       ---------------------------
                                       Daniel P. Sharkey
                                  Its:  Secretary, Treasurer